Exhibit 99.1

BENCHMARK ELECTRONICS ANNOUNCES QUARTERLY CASH DIVIDEND

·   Third quarter 2019 cash dividend of $0.15 per share

TEMPE, AZ, September 16, 2019 – Benchmark Electronics, Inc. (NYSE: BHE) today announced that its Board of Directors declared a quarterly dividend of $0.15 per share, payable on October 15, 2019 to shareholders of record at the close of business on September 30, 2019.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle; leading through its innovative technology and engineering design services; leveraging its optimized global supply chain; and delivering world-class manufacturing services in the following industries: aerospace and defense (A&D), medical, complex industrials, semiconductor capital equipment (Semi-Cap), next-generation telecommunications and advanced computing.  Benchmark's global operations network includes facilities in seven countries and common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations, 623-300-7052 or lisa.weeks@bench.com